Exhibit 10.9

ELECTRONICALLY RECORDED		2015149809
TRV	9	PGS

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Sheppard, Mullin, Richter & Hampton LLP 650 Town Center Drive, 4th Floor Costa Mesa, California 92626 Attention: David J. D'Amour, Esquire

		THIS SPACE ABOVE FOR RECORDER'S USE

SECOND MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT
(Short Form – Domain Gateway)
This SECOND MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT (Short Form – Domain Gateway) (this "Agreement") is dated as of September 16, 2015, by and between KBSIII DOMAIN GATEWAY, LLC, a Delaware limited liability company ("Trustor") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, "Agent") for the lenders from time to time party to the Loan Agreement described below (the "Lenders"). This Agreement is made with reference to the following facts:
RECITALS
A.    Agent, the Lenders, Trustor and KBSIII PARK PLACE VILLAGE, LLC, KBSIII 155 NORTH 400 WEST, LLC, KBSIII 1550 WEST MCEWEN DRIVE, LLC, and KBSIII TOWER AT LAKE CAROLYN, LLC, each a Delaware limited liability company (collectively with Trustor, "Existing Borrowers," and together with any new "Borrowers" becoming party to the Loan Agreement from time to time, including without limitation Additional Borrower (as defined below), "Borrowers") entered into that certain Amended and Restated Loan Agreement dated as of March 10, 2014 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the "Loan Agreement"). Pursuant to the Loan Agreement, Lenders made a loan to the Existing Borrowers in the original maximum principal amount of Two Hundred Million and No/100 Dollars ($200,000,000.00) (the "Loan"), consisting of a Revolving Portion and a Non-Revolving Portion (as such terms are defined in the Loan Agreement). Subject to the satisfaction of the conditions set forth in Section 7.20 of the Loan Agreement, the Loan is subject to increase up to an aggregate principal amount of up to Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00). Capitalized terms used in this Agreement and not defined shall have the meanings assigned to such terms in the Loan Agreement.
B.    The Loan is evidenced by those certain Promissory Notes in the original aggregate principal amount of $200,000,000.00, each made by Existing Borrowers in favor of a Lender (collectively, the "Existing Notes").

C.    As of the date of this Agreement, subject to the terms of Recital E and Section 2 of the Long Form Agreement (as defined below) and prior to giving effect to the Long Form Agreement and the Additional Advance described below, the Committed Amount is $200,000,000.00 and the Principal Balance is $135,000,000.00.
D.    The obligations of Existing Borrowers under the Existing Notes and the Loan Agreement are secured by, among other things, that certain Amended and Restated Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) (Domain Gateway) recorded as Instrument No. 2014036078 in the Official Records of Travis County, Texas (the "Official Records") on March 14, 2014, as amended by that certain First Modification Agreement (Short Form – Domain Gateway) dated as of June 19, 2015 and recorded as Instrument No. 2015099543 in the Official Records on June 24, 2015 (as amended, the "Senior Deed of Trust"). The Senior Deed of Trust encumbers the property described on Exhibit A hereto (the "Property").
E.    Concurrently with entering into this Agreement, Borrowers, Agent and Lenders are entering into that certain Second Modification and Additional Advance Agreement (Long Form) of even date herewith (the "Long Form Agreement") pursuant to which Lenders are making the Additional Advance described below and the Committed Amount of the Loan is being increased to Two Hundred Fifty-Five Million and No/100 Dollars ($255,000,000.00) as more fully set forth in the Long Form Agreement. In connection therewith, (i) KBSIII VILLAGE CENTER STATION, LLC, a Delaware limited liability company ("Additional Borrower") is becoming a "Borrower" under the Loan Agreement and the other Loan Documents pursuant to that certain Assumption and Joinder Agreement dated as of even date herewith by and among Borrowers, Agent and the Lenders, (ii) the Village Center Property (as defined in the Long Form Agreement) is being added as an Additional Property securing the Loan pursuant to that certain Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) (Village Center) dated as of even date herewith by Additional Borrower, as trustor, to the Public Trustee of the County of Arapahoe, Colorado, as trustee, for the benefit of Agent, as beneficiary (the "Village Center Deed of Trust") to be recorded in the official records of Arapahoe County, Colorado, and (iii) Borrowers are executing that certain Promissory Note dated as of even date herewith in the amount of $55,000,000.00 to the order of JPMorgan Chase Bank, N.A. (collectively with the Existing Notes, the "Notes").
F.    In connection therewith, Trustor is executing that certain Junior Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) (Domain Gateway) of even date herewith in favor of Agent, as beneficiary (the "Junior Deed of Trust"). The Junior Deed of Trust shall encumber the Property upon the recordation thereof in the Official Records.
G.    As used herein, the term "Loan Documents" shall mean the Loan Agreement, the Senior Deed of Trust, the Village Center Deed of Trust, the Junior Deed of Trust, the Notes, and the other "Loan Documents" described in the Loan Agreement and the Long Form Agreement. This Agreement and the Long Form Agreement also shall constitute Loan Documents.

AGREEMENT
NOW, THEREFORE, with reference to the foregoing Recitals and information, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent and Trustor hereby agree as follows:
1.The recitals set forth above are incorporated herein by this reference.
2.The Long Form Agreement is incorporated in this Agreement by reference, as though set forth in full herein. Among other things, the Long Form Agreement increases the Committed Amount of the Loan and makes certain other changes, as more fully set forth therein.
3.On and subject to the terms and conditions of the Long Form Agreement, Agent and Lenders have agreed to extend to Borrowers an additional advance in the amount of $55,000,000.00 (the "Additional Advance") as more particularly described in the Long Form Agreement and, in connection therewith, to increase the Committed Amount of the Loan from $200,000,000.00 to $255,000,000.00 (the "Increased Committed Amount"), which shall be evidenced by the Notes and shall be allocated to the Revolving Portion and the Non-Revolving Portion as more particularly described in the Long Form Agreement. For the avoidance of doubt, after the disbursement of the Additional Advance and as of the date hereof, the Committed Amount shall be $255,000,000.00. Notwithstanding the foregoing, nothing herein or in the Long Form Agreement shall increase or otherwise affect the limitation on the maximum principal indebtedness secured by the Senior Deed of Trust (as set forth in paragraph (a) of the "FOR THE PURPOSE OF SECURING" section thereof), which such limitation shall continue in full force and effect.
4.    The Senior Deed of Trust is hereby cross-defaulted with the Junior Deed of Trust and the Village Center Deed of Trust such that the occurrence of any "Event of Default" under the Junior Deed of Trust or the Village Center Deed of Trust shall constitute an "Event of Default" under the Senior Deed of Trust.
5.    Any provisions in the Senior Deed of Trust prohibiting Trustor from further encumbering the Property are hereby waived by Agent and the Lenders solely to the extent required to permit Trustor to execute the Junior Deed of Trust and to permit such Junior Deed of Trust to be recorded, in a lien priority position junior and subordinate only to the Senior Deed of Trust, in the Official Records substantially concurrently herewith. Agent hereby acknowledges and agrees that the execution and recordation of such Junior Deed of Trust shall not constitute an "Event of Default" under the Senior Deed of Trust, notwithstanding anything to the contrary set forth therein.
6.    All references in the Senior Deed of Trust to the "Deeds of Trust" shall include, without limitation, the Village Center Deed of Trust and the Texas Property Junior Deeds of Trust (as defined in the Long Form Agreement).
7.    All references in the Loan Documents to the Senior Deed of Trust shall be deemed to refer to the Senior Deed of Trust as amended by this Agreement. All references in the Senior Deed of Trust to any Loan Document shall be deemed to refer to such Loan Document as modified hereby, and by the Long Form Agreement.

8.    This Agreement shall be governed by the laws of the State of Texas, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.
9.    This Agreement may be executed and recorded in any number of counterparts, all of which shall be considered one and the same instrument. The original, executed signature and acknowledgement pages of exact copies of this Agreement may be attached to one of such copies to form one document.
10.    Section 7.25 of the Loan Agreement (the limited recourse provisions) is by this reference hereby incorporated in its entirety.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.
U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Adrian B. Montero
Name:	Adrian B. Montero
Title:	Senior Vice President

S-1

Acknowledgment

"TRUSTOR"

KBSIII DOMAIN GATEWAY, LLC,
a Delaware limited liability company

By: KBSIII REIT ACQUISITION I, LLC,
a Delaware limited liability company,
its sole member

By: KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By: KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By: KBS REAL ESTATE INVESTMENT
TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

S-2

ACKNOWLEDGMENT

> A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Orange)

On September 3, 2015 before me, K. Godin, Notary Public
(insert name and title of the officer)

personally appeared Charles J. Schreiber, Jr.,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

K. GODIN
Commission # 2029355
Notary Public - California
Orange County
My Comm. Expires Jun 17, 2017

WITNESS my hand and official seal.

Signature ______________________ **(Seal)**

EXHIBIT A
LEGAL DESCRIPTION
That certain real property located in Travis County, Texas, more particularly described as follows:
TRACT 1, PARCEL A:
Lot 3A, RREEF DOMAIN BLOCK V SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 201100200 of the Official Public Records of Travis County, Texas.
TRACT 1, PARCEL B:
Leasehold Estate created by that certain Parking Ground Lease, dated April 9, 2009, executed by and between RREEF Domain LP, a Texas limited partnership, as Lessor, and Domain Gateway I, LP, a Texas limited partnership, as Lessee, as amended by that certain First Amendment to Parking Ground Lease, dated August 19, 2011, executed by and between RREEF Domain LP, a Texas limited partnership, as Lessor, and Domain Gateway I, LP, a Texas limited partnership, as Lessee, and further amended by that certain Second Amendment to Parking Ground Lease, dated September 29, 2011, executed by and between RREEF Domain LP, a Texas limited partnership, as Lessor, and Domain Gateway I, LP, a Texas limited partnership, as Lessee, evidenced by Memorandum of Lease recorded under Document No. 2011142878, as modified, affected or amended by Assignment and Assumption of Lessee’s Interest in Ground lease (Domain Gateway) dated September 29, 2011, by and between Domain Gateway I, LP, Assignor, to KBSIII Domain Gateway, LLC, Assignee, recorded in Document No. 2011143153, of the Official Public Records of Travis County, Texas, in and to that certain tract or parcel of land containing 4.218 acres, more or less, being a portion of Lot 2A, RREEF DOMAIN BLOCK V SUBDIVISION, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Document No. 201100200 of the Official Public Records of Travis County, Texas.
TRACT 2: EASEMENT ESTATE ONLY for the benefit of Tract 1 as created and described in that certain Amended and Restated Declaration of Covenants, Conditions and Restrictions for “The Domain” recorded on July 24, 2007 under Document No. 2007136702 as amended by instruments recorded under Documents Nos. 2007137333, 2007138719 and 2008106205, and as further amended by instrument recorded under Document No. 2007210778 of the Official Public Records of Travis County, Texas.
TRACT 3: EASEMENT ESTATE ONLY for the benefit of Tract 1 as created and described in that certain First Amended and Restated Joint Use Access Agreement dated February 12, 2009, recorded on March 3, 2009 under Document No. 2009032626 of the Official Public Records of Travis County, Texas.
TRACT 4: : EASEMENT ESTATE ONLY for the benefit of Tract 1 as created and described in that certain Declaration of Easements and Restrictive Covenant Regarding Unified Development and Maintenance of Drainage Facilities recorded on November 20, 2007 under Document No. 2007210778 of the Official Public Records of Travis County, Texas.